Exhibit 10.2

TERMINATION AND SETTLEMENT AGREEMENT

This Agreement (the “Agreement”) is dated as of June 4, 2012 and is made by and between SUNOVIA ENERGY TECHNOLOGIES INC., a Nevada corporation (the “Company”) and VM5 VENTURES, LLC, a Florida limited liability company (the “Consultant”).

WHEREAS, the Company and the Consultant formerly entered into a Consulting Agreement (the “Consulting Agreement”) pursuant to which the Consultant was engaged by the Company to provide consulting services relating to sales, operations and distribution (the “Services”); and

WHEREAS, the Company has offered Mel Interiano, the principal of Consultant, a full-time position with the Company, and Mr. Interiano has accepted that position; and

WHEREAS, the parties desire to terminate the Consulting Agreement and have agreed to settle all amounts due under the Consulting Agreement;

NOW, THEREFORE, in consideration of the mutual conditions and covenants contained in this Agreement, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is hereby stipulated, consented to and agreed by and between the Company and Consultant as follows:

1. The Consulting Agreement is terminated and cancelled as of March 22, 2012 and the Parties are not bound by any provision contained therein after that date; provided, however, in the event Mr. Interiano ceases to act as CEO, then Mr. Interiano shall continue to act as consultant to the Company so long as Mr. Interiano was not terminated for cause as such term is defined under the Executive Employment Agreement between Mr. Interiano and the Company.

2. In consideration for providing the Services and in settlement of all amounts due to Consultant under the Consulting Agreement, the Company hereby agrees to pay to Consultant, on or before June 15, 2012, SEVENTY-FIVE THOUSAND AND 00/100 DOLLARS ($75,000.00) (the “Final Payment”).

3. The Company shall amend the Stock Option Agreement to provide that the stock option granted thereunder shall continue to vest so long as (a) Mr. Interiano remains employed by the Company, and (b) top-line revenue increases as set forth in the option.

4. In consideration for the Final Payment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Consultant, on its own behalf and on behalf of any entities which are controlled by the Consultant and any and all owners, officers, directors, employees and principals of Consultant, does hereby release and discharge Company and its subsidiaries and their respective officers, directors, agents, counsel and employees and their respective heirs, executors, administrators, successors and assigns from any and all actions, causes of action, suits, debts, sums of money, accounts, reckonings, notes, bonds, warrants, bills, specialties, covenants, contracts, controversies, agreements, liabilities, obligations, undertakings, promises, damages, claims and demands whatsoever, in law, admiralty or equity which against them or any of them Consultant, the entities controlled by the Consultant and its owners, officers, directors, employees, affiliates, executors, administrators, successors and assigns ever had, now have or may in the future can, shall or may have against the Company, its subsidiaries or any any affiliate of them, for, upon or by reason or any matter, cause or thing whatsoever from the beginning of the world to the date of this release.

5. Consultant warrants and represents that no other person or entity  has any interest in the matters released herein, and that it has not assigned or transferred, or purported to assign or transfer, to any person or entity all or any portion of the matters released herein.

6. Each party shall be responsible for their own attorneys’ fees and costs.

7. Each party acknowledges and represents that: (a) they have read the Agreement; (b) they clearly understand the Agreement and each of its terms; (c) they fully and unconditionally consent to the terms of this Agreement; (d) they have had the benefit and advice of counsel of their own selection; (e) they have executed this Agreement, freely, with knowledge, and without influence or duress; (f) they have not relied upon any other representations, either written or oral, express or implied, made to them by any person; and (g) the consideration received by them has been actual and adequate.

8. This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties and supersedes and replaces all prior negotiations, proposed agreement and agreements, written or oral.  Each of the parties hereto acknowledges that neither any of the parties hereto, nor agents or counsel of any other party whomsoever, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject hereto, to induce it to execute this Agreement and acknowledges and warrants that it is not executing this Agreement in reliance on any promise, representation or warranty not contained herein.

9. This Agreement may not be modified or amended in any manner except by an instrument in writing specifically stating that it is a supplement, modification or amendment to the Agreement and signed by each of the parties hereto.
10. Should any provision of this Agreement be declared or be determined by any court or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be part of this Agreement.

11. This Agreement may be executed in facsimile counterparts, each of which, when all parties have executed at least one such counterpart, shall be deemed an original, with the same force and effect as if all signatures were appended to one instrument, but all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.

SUNOVIA ENERGY TECHNOLOGIES, INC.

By: /s/ Jacqueline O’Sullivan
Name:  Jacqueline O’Sullivan
Title: CFO

VM5 VENTURES, LLC

By:/s/ Mel Interiano
Name: Mel Interiano
Title: Managing Member

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